Exhibit 99.1

NEWS RELEASE

Transcat, Inc. 35 Vantage Point Drive ● Rochester ● NY ● 14624 ● Phone: (585) 352-7777

IMMEDIATE RELEASE

Transcat Reports Third Quarter Operating Income Increase of 20% on
Solid Service Organic Growth and Gross Margin Expansion

●	Total revenue of $44.1 million up 2% from prior-year period in an environment that continues to be impacted by the COVID-19 pandemic

●	Service segment organic revenue growth of 5.9%; Total Service revenue up 12.2%

●	Service segment gross margin expanded 590 basis points to 27.9%

ROCHESTER, NY, February 2, 2021 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration, repair, inspection and laboratory instrument services and value-added distributor of professional grade handheld test, measurement and control instrumentation, today reported financial results for its third quarter and nine-month period ended December 26, 2020 (the “third quarter”) of fiscal year 2021, which ends March 27, 2021 (“fiscal 2021”). Results include the previously reported acquisition of TTE Laboratories, Inc. (referred to as “pipettes.com”) effective February 21, 2020 and the acquisition of BioTek Services, Inc. (“BioTek”) effective December 16, 2020.

“In an environment that continues to be significantly impacted by the COVID-19 pandemic, our third quarter results demonstrated the resiliency of our business and effectiveness of our strategy as we delivered better than expected results,” commented Lee D. Rudow, President and CEO. “Our Service segment delivered another excellent quarter, growing revenue 12.2% and increasing gross margin by 590 basis points from the prior-year period. We were certainly encouraged by organic growth of 5.9% as our strategy to capture opportunities in highly-regulated end markets, including Life Sciences, continues to serve us well. Our gross margin improvement was driven by technician productivity, expense reductions, operating leverage on our fixed costs and the strong performance of pipettes.com.”

“Our Distribution segment continues to be negatively impacted by the current market environment but performed in line with our expectations. Overall, our Service segment performance drove third quarter consolidated operating income of $2.5 million, exceeding our expectations and growing 20% from prior year. Year-to-date cash flow from operations of $15.6 million was nearly double from prior year and was used, in part, to fund technology investments and our acquisition strategy”.

He added, “Our pipettes.com business continues to deliver strong results and the recent acquisition of BioTek increases our exposure to the growing pipettes market and broadens our geographic footprint. Additionally, BioTek gives us additional on-site technician capabilities, which is a perfect complement to the largely in-house technician business model at pipettes.com.”

Transcat Reports Third Quarter Operating Income Increase of 20% on Solid Service Organic Growth and Gross Margin Expansion
February 2, 2021

Third Quarter Fiscal 2021 Review (Results are compared with the third quarter of the fiscal year ended March 28, 2020 (“fiscal 2020”))

($ in thousands)			Change
	FY21 Q3	FY20 Q3	$'s	%
Service Revenue	$24,776	$22,087	$2,689	12.2%
Distribution Sales	19,286	21,092	(1,806)	(8.6%)
Revenue	$44,062	$43,179	$883	2.0%
Gross Profit	$11,245	$9,928	$1,317	13.3%
Gross Margin	25.5%	23.0%
Operating Income	$2,519	$2,091	$428	20.5%
Operating Margin	5.7%	4.8%
Net Income	$1,761	$1,477	$284	19.2%
Net Margin	4.0%	3.4%
Adjusted EBITDA*	$4,562	$4,066	$496	12.2%
Adjusted EBITDA* Margin	10.4%	9.4%

*See Note 1 on page 4 for a description of this non-GAAP financial measure and page 10 for the Adjusted EBITDA Reconciliation table.

Despite the ongoing impact from the COVID-19 pandemic, consolidated revenue was up year-over-year for first time this fiscal year. Consolidated gross profit increased $1.3 million, or 13.3%, and gross margin expanded 250 basis points on Service segment improvement, which offset continued weakness in the Distribution segment. Operating expenses grew $0.9 million, or 11.2%, due to investments to further technology initiatives and incremental expenses related to acquired businesses. Net income per diluted share was $0.23 compared with $0.20 in last fiscal year’s third quarter.

Service segment achieved strong revenue growth and gross margin expanded significantly

Represents the accredited calibration, repair, inspection and laboratory instrument services business (56% of total revenue for the third quarter of fiscal 2021).

($ in thousands)			Change
	FY21 Q3	FY20 Q3	$'s	%
Service Segment Revenue	$24,776	$22,087	$2,689	12.2%
Gross Profit	$6,915	$4,866	$2,049	42.1%
Gross Margin	27.9%	22.0%
Operating Income	$1,956	$488	$1,468	300.8%
Operating Margin	7.9%	2.2%
Adjusted EBITDA*	$3,446	$1,866	$1,580	84.7%
Adjusted EBITDA* Margin	13.9%	8.4%

*See Note 1 on page 4 for a description of this non-GAAP financial measure and page 10 for the Adjusted EBITDA Reconciliation table.

Service segment revenue increased 12.2% and included $1.4 million of incremental revenue from acquisitions. Service segment organic revenue growth was 5.9%, reflecting continued market share gains and more favorable timing of December holidays compared with the prior year. Service revenue for the trailing twelve month period was $97.3 million, up 5.4%.

Service segment gross margin improved 590 basis points due to continued productivity initiatives, more seasoned technicians, the operating leverage we achieved from organic growth and the strong performance of pipettes.com.

Transcat Reports Third Quarter Operating Income Increase of 20% on Solid Service Organic Growth and Gross Margin Expansion
February 2, 2021

Distribution revenue and margins continue to be impacted by the COVID-19 pandemic

Represents the sale and rental of new and used professional grade handheld test, measurement and control instrumentation (44% of total revenue for the third quarter of fiscal 2021).

($ in thousands)			Change
	FY21 Q3	FY20 Q3	$'s	%
Distribution Segment Sales	$19,286	$21,092	$(1,806)	(8.6%)
Gross Profit	$4,330	$5,062	$(732)	(14.5%)
Gross Margin	22.5%	24.0%
Operating Income	$563	$1,603	$(1,040)	(64.9%)
Operating Margin	2.9%	7.6%
Adjusted EBITDA*	$1,116	$2,200	$(1,084)	(49.3%)
Adjusted EBITDA* Margin	5.8%	10.4%

*See Note 1 on page 4 for a description of this non-GAAP financial measure and page 10 for the Adjusted EBITDA Reconciliation table.

Distribution segment sales continued to be negatively impacted by the COVID-19 pandemic, with reduced demand from oil and gas related businesses and other industrial manufacturing sectors. Encouragingly, rental revenue of $1.4 million was up 12.2% over the prior-year period. Distribution gross margin reflects lower volume from core product sales and reduced co-operative advertising and rebate programs as vendors reduced these programs to lower their costs.

Nine Month Review (Results are compared with the first nine months of fiscal 2020)

Total revenue was $124.6 million, a decrease of 2.2%, primarily due to lower demand for Distribution products as a result of the pandemic that commenced at the beginning of the Company’s fiscal 2021 year. Despite lower revenue, consolidated gross profit was up $1.7 million, or 5.7%, and gross margin expanded 190 basis points to 25.8%. Consolidated operating expenses increased $2.3 million, or 9.7%, as the Company continued to invest in technology initiatives and acquisitions. As a result, operating income was $6.6 million compared with $7.1 million in last fiscal year’s period.

Net income was $4.6 million, or $0.61 per diluted share, compared with $5.6 million, or $0.75 per diluted share. Adjusted EBITDA was $13.3 million compared with $12.8 million in prior-year period. See Note 1 on page 4 for a description of this non-GAAP financial measure and page 10 for the Adjusted EBITDA Reconciliation table.

Strong Balance Sheet and Liquidity

Year-to-date net cash provided by operations nearly doubled to $15.6 million from the prior-year period and was used, in part, to fund $4.3 million of capital expenditures, the $3.5 million acquisition of BioTek and to reduce debt. Capital expenditures were primarily focused on technology, Service segment capabilities and rental pool assets.

At the end of the third quarter, Transcat had $26.8 million available for borrowing under its secured revolving credit facility. Total debt of $24.4 million was down $5.9 million from fiscal 2020 year-end. The Company’s leverage ratio, as defined in its credit agreement, was down to 1.24 at quarter end compared with 1.53 at fiscal 2020 year-end.

Transcat Reports Third Quarter Operating Income Increase of 20% on Solid Service Organic Growth and Gross Margin Expansion
February 2, 2021

Outlook

Mr. Rudow concluded, “The results of the third quarter were excellent and we are pleased with our Service segment’s return to organic growth and its continued margin expansion. Our balance sheet is solid and the M&A pipeline is growing and active. We are confident that our disciplined focus on highly-regulated end markets and our new customer pipeline positions us well for strong organic growth as we continue to operate in a very challenging environment.

“While we have navigated the current operating environment well to date, we remain cautious of the potential impacts of the COVID-19 pandemic on our business. For the fourth quarter of fiscal 2021, we expect solid Service revenue growth versus last year’s fourth quarter. We expect improvement in Service gross margin year-over-year, but not to the same degree we have experienced in the last two quarters, largely due to more difficult technician productivity comparisons and the anniversary of our acquisition of pipettes.com, which occurred in February of 2020. Distribution is expected to continue to be negatively impacted by the current operating environment. We expect consolidated operating income for the fourth quarter of fiscal 2021 to be similar to the fourth quarter of fiscal 2020.”

Transcat expects its income tax rate for fiscal 2021 to a range between 22% to 23%.

The Company expects capital expenditures to be approximately $6.0 million to $6.5 million for full fiscal 2021. Capital investments are expected to be primarily for technology, growth-oriented opportunities within both operating segments, and rental pool assets. Maintenance and existing asset replacements are expected to be consistent with fiscal 2020 at approximately $1.0 million to $1.5 million.

Webcast and Conference Call

Transcat will host a conference call and webcast on Wednesday, February 3, 2021 at 11:00 a.m. ET. Management will review the financial and operating results for the third quarter, as well as the Company’s strategy and outlook. A question and answer session will follow the formal discussion. The review will be accompanied by a slide presentation, which will be available at www.transcat.com/investor-relations. The conference call can be accessed by calling (201) 689-8471. Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

A telephonic replay will be available from 2:00 p.m. ET on the day of the call through Wednesday, February 10, 2021. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13714787, or access the webcast replay at www.transcat.com/investor-relations, where a transcript will be posted once available.

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, restructuring expense, and non-cash loss on sale of building), which is a non-GAAP measure. The Company’s management believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, the Company uses Adjusted EBITDA as a measure of performance when evaluating its business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of,

Transcat Reports Third Quarter Operating Income Increase of 20% on Solid Service Organic Growth and Gross Margin Expansion
February 2, 2021

rather in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. See the attached Adjusted EBITDA Reconciliation table below.

ABOUT TRANSCAT

Transcat, Inc. is a leading provider of accredited calibration, repair, inspection and laboratory instrument services. The Company is focused on providing best-in-class services and products to highly regulated industries, particularly the Life Science industry, which includes pharmaceutical, biotechnology, medical device and other FDA-regulated businesses; as well as aerospace and defense, and energy and utilities. Transcat provides periodic on-site services, mobile calibration services, pickup and delivery, in-house services at its 22 Calibration Service Centers strategically located across the United States, Puerto Rico and Canada, and services at 20 imbedded customer-site locations. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise and integrity create a unique and compelling value proposition for its customers.

Transcat’s strategy is to leverage the complementary nature of its two operating segments, its comprehensive service capabilities, strong brand, enhanced e-commerce capabilities and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model.

More information about Transcat can be found at: Transcat.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” “plans,” “aims” and other similar words. All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the impact of and the Company’s response to the COVID-19 pandemic, the commercialization of software projects, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include those more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

Transcat Reports Third Quarter Operating Income Increase of 20% on Solid Service Organic Growth and Gross Margin Expansion
February 2, 2021

For more information contact:

Mark A. Doheny, Chief Financial Officer	Deborah K. Pawlowski, Investor Relations
Phone: (585) 563-5766	Phone: (716) 843-3908
Email: mark.doheny@transcat.com	Email: dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

Transcat Reports Third Quarter Operating Income Increase of 20% on Solid Service Organic Growth and Gross Margin Expansion
February 2, 2021

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	(Unaudited)		(Unaudited)
	Third Quarter Ended		Nine Months Ended
	December 26,	December 28,	December 26,	December 28,
	2020	2019	2020	2019
Service Revenue	$24,776	$22,087	$72,297	$67,987
Distribution Sales	19,286	21,092	52,276	59,350
Total Revenue	44,062	43,179	124,573	127,337

Cost of Service Revenue	17,861	17,221	51,413	51,737
Cost of Distribution Sales	14,956	16,030	41,012	45,175
Total Cost of Revenue	32,817	33,251	92,425	96,912

Gross Profit	11,245	9,928	32,148	30,425

Selling, Marketing and Warehouse
Expenses	4,675	4,463	13,040	13,166
Administrative Expenses	4,051	3,374	12,547	10,151
Total Operating Expenses	8,726	7,837	25,587	23,317

Operating Income	2,519	2,091	6,561	7,108

Interest and Other Expense, net	219	194	779	776

Income Before Income Taxes	2,300	1,897	5,782	6,332
Provision for Income Taxes	539	420	1,199	758

Net Income	$1,761	$1,477	$4,583	$5,574

Basic Earnings Per Share	$0.24	$0.20	$0.62	$0.76
Average Shares Outstanding	7,437	7,367	7,415	7,316

Diluted Earnings Per Share	$0.23	$0.20	$0.61	$0.75
Average Shares Outstanding	7,580	7,557	7,532	7,470

Transcat Reports Third Quarter Operating Income Increase of 20% on Solid Service Organic Growth and Gross Margin Expansion
February 2, 2021

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)	(Audited)
	December 26,	March 28,
	2020	2020
ASSETS
Current Assets:
Cash	$1,034	$499
Accounts Receivable, less allowance for doubtful accounts of $640 and $480 as of December 26, 2020 and March 28, 2020, respectively	30,562	30,952
Other Receivables	860	1,132
Inventory, net	12,437	14,180
Prepaid Expenses and Other Current Assets	2,317	1,697
Total Current Assets	47,210	48,460
Property and Equipment, net	21,292	20,833
Goodwill	43,945	41,540
Intangible Assets, net	7,325	7,977
Right Of Use Asset, net	10,205	8,593
Other Assets	793	719
Total Assets	$130,770	$128,122

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$9,844	$11,947
Accrued Compensation and Other Liabilities	7,856	6,907
Income Taxes Payable	289	86
Current Portion of Long-Term Debt	2,046	1,982
Total Current Liabilities	20,035	20,922
Long-Term Debt	22,317	28,362
Deferred Tax Liabilities	3,100	3,025
Lease Liabilities	8,753	6,832
Other Liabilities	4,058	1,894
Total Liabilities	58,263	61,035
Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized; 7,441,571 and 7,381,180 shares issued and outstanding as of December 26, 2020 and March 28, 2020, respectively	3,721	3,691
Capital in Excess of Par Value	18,820	17,929
Accumulated Other Comprehensive Loss	(410)	(1,010)
Retained Earnings	50,376	46,477
Total Shareholders' Equity	72,507	67,087
Total Liabilities and Shareholders' Equity	$130,770	$128,122

Transcat Reports Third Quarter Operating Income Increase of 20% on Solid Service Organic Growth and Gross Margin Expansion
February 2, 2021

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(Unaudited)
	For the Nine Months Ended
	December 26,	December 28,
	2020	2019
Cash Flows from Operating Activities:
Net Income	$4,583	$5,574
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Loss on Sale of Property and Equipment	65	253
Deferred Income Taxes	75	22
Depreciation and Amortization	5,596	4,951
Provision for Accounts Receivable and Inventory Reserves	699	311
Stock-Based Compensation Expense	875	610
Changes in Assets and Liabilities:
Accounts Receivable and Other Receivables	902	398
Inventory	2,072	341
Prepaid Expenses and Other Assets	(678)	(689)
Accounts Payable	(2,103)	(3,679)
Accrued Compensation and Other Liabilities	3,391	347
Income Taxes Payable	170	(204)
Net Cash Provided by Operating Activities	16,647	8,235

Cash Flows from Investing Activities:
Purchase of Property and Equipment	(4,295)	(5,001)
Proceeds from Sale of Property and Equipment	-	184
Business Acquisitions, net of cash acquired	(3,447)	(452)
Payment of Contingent Consideration & Holdbacks Related to Business Acquisition	-	(864)
Net Cash Used in Investing Activities	(7,742)	(6,133)

Cash Flows from Financing Activities:
(Repayments of) Proceeds from Revolving Credit Facility, net	(4,504)	122
Repayments of Term Loan	(1,477)	(1,416)
Issuance of Common Stock	649	1,625
Repurchase of Common Stock	(1,287)	(2,822)
Net Cash Used in Financing Activities	(6,619)	(2,491)

Effect of Exchange Rate Changes on Cash	(751)	(195)

Net Increase (Decrease) in Cash	535	(584)
Cash at Beginning of Period	499	788
Cash at End of Period	$1,034	$204

Transcat Reports Third Quarter Operating Income Increase of 20% on Solid Service Organic Growth and Gross Margin Expansion
February 2, 2021

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(Dollars in thousands)
(Unaudited)

	Fiscal 2021
	Q1	Q2	Q3	Q4	YTD
Net Income	$798	$2,024	$1,761		$4,583
+ Interest Expense	224	233	203		660
+ Other Expense / (Income)	19	84	16		119
+ Tax Provision	(77)	737	539		1,199
Operating Income	$964	$3,078	2,519		$6,561
+ Depreciation & Amortization	1,871	1,864	1,861		5,596
+ Restructuring Expense	360	-	-		360
+ Other (Expense) / Income	(19)	(85)	(15)		(119)
+ Noncash Stock Compensation	312	366	197		875
Adjusted EBITDA	$3,488	$5,223	$4,562		$13,273
Segment Breakdown
Service Operating Income	$1,129	$2,977	1,956		$6,062
+ Depreciation & Amortization	1,394	1,359	1,372		4,125
+ Restructuring Expense	193	-	-		193
+ Other (Expense) / Income	(15)	(57)	(8)		(80)
+ Noncash Stock Compensation	162	196	126		484
Service Adjusted EBITDA	$2,863	$4,475	3,446		$10,784
Distribution Operating Income	$(165)	$101	563		$499
+ Depreciation & Amortization	477	505	489		1,471
+ Restructuring Expense	167	-	-		167
+ Other (Expense) / Income	(4)	(28)	(7)		(39)
+ Noncash Stock Compensation	150	170	71		391
Distribution Adjusted EBITDA	$625	$748	1,116		$2,489

	Fiscal 2020
	Q1	Q2	Q3	Q4	YTD
Net Income	$1,718	$2,379	$1,477	$2,493	$8,067
+ Interest Expense	244	243	216	231	934
+ Other Expense / (Income)	41	54	(22)	113	186
+ Tax Provision	(45)	383	420	905	1,663
Operating Income	$1,958	$3,059	$2,091	$3,742	$10,850
+ Depreciation & Amortization	1,622	1,681	1,648	1,707	6,658
+ Other (Expense) / Income	159	(54)	22	(112)	15
+ Noncash Stock Compensation	203	102	305	274	884
Adjusted EBITDA	$3,942	$4,788	$4,066	$5,611	$18,407
Segment Breakdown
Service Operating Income	$738	$1,837	$488	$2,609	$5,672
+ Depreciation & Amortization	1,220	1,246	1,206	1,257	4,929
+ Other (Expense) / Income	77	(38)	13	(72)	(20)
+ Noncash Stock Compensation	112	56	159	143	470
Service Adjusted EBITDA	$2,147	$3,101	$1,866	$3,937	$11,051
Distribution Operating Income	$1,220	$1,222	$1,603	$1,133	$5,178
+ Depreciation & Amortization	401	436	442	450	1,729
+ Other (Expense) / Income	83	(17)	9	(40)	35
+ Noncash Stock Compensation	91	46	146	131	414
Distribution Adjusted EBITDA	$1,795	$1,687	$2,200	$1,674	$7,356

Transcat Reports Third Quarter Operating Income Increase of 20% on Solid Service Organic Growth and Gross Margin Expansion
February 2, 2021

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2021 Q3	FY 2020 Q3	$'s	%
Service Revenue	$24,776	$22,087	$2,689	12.2%
Cost of Service Revenue	17,861	17,221	640	3.7%
Gross Profit	$6,915	$4,866	$2,049	42.1%
Gross Margin	27.9%	22.0%

Selling, Marketing & Warehouse Expenses	$2,527	$2,331	$196	8.4%
General and Administrative Expenses	2,432	2,047	353	17.2%
Operating Income	$1,956	$488	$1,468	300.8%
% of Revenue	7.9%	2.2%

			Change
DISTRIBUTION	FY 2021 Q3	FY 2020 Q3	$'s	%
Distribution Sales	$19,286	$21,092	$(1,806)	(8.6%)
Cost of Distribution Sales	14,956	16,030	(1,074)	(6.7%)
Gross Profit	$4,330	$5,062	$(732)	(14.5%)
Gross Margin	22.5%	24.0%

Selling, Marketing & Warehouse Expenses	$2,148	$2,132	$16	0.8%
General and Administrative Expenses	1,619	1,327	229	17.3%
Operating Income	$563	$1,603	$(1,040)	(64.9%)
% of Sales	2.9%	7.6%

			Change
TOTAL	FY 2021 Q3	FY 2020 Q3	$'s	%
Total Revenue	$44,062	$43,179	$883	2.0%
Total Cost of Revenue	32,817	33,251	(434)	(1.3%)
Gross Profit	$11,245	$9,928	$1,317	13.3%
Gross Margin	25.5%	23.0%

Selling, Marketing & Warehouse Expenses	$4,675	$4,463	$212	4.8%
General and Administrative Expenses	4,051	3,374	677	20.1%
Operating Income	$2,519	$2,091	$428	20.5%
% of Revenue	5.7%	4.8%

Transcat Reports Third Quarter Operating Income Increase of 20% on Solid Service Organic Growth and Gross Margin Expansion
February 2, 2021

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
	FY 2021	FY 2020
SERVICE	YTD	YTD	$'s	%
Service Revenue	$72,297	$67,987	$4,310	6.3%
Cost of Service Revenue	51,413	51,737	(326)	(0.6%)
Gross Profit	$20,884	$16,250	$4,634	28.5%
Gross Margin	28.9%	23.9%

Selling, Marketing & Warehouse Expenses	$7,302	$6,944	$358	5.2%
General and Administrative Expenses	7,520	6,243	1,277	20.5%
Operating Income	$6,062	$3,063	$2,999	97.9%
% of Revenue	8.4%	4.5%

			Change
	FY 2021	FY 2020
DISTRIBUTION	YTD	YTD	$'s	%
Distribution Sales	$52,276	$59,350	$(7,074)	(11.9%)
Cost of Distribution Sales	41,012	45,175	(4,163)	(9.2%)
Gross Profit	$11,264	$14,175	$(2,911)	(20.5%)
Gross Margin	21.5%	23.9%

Selling, Marketing & Warehouse Expenses	$5,738	$6,222	$(490)	(7.9%)
General and Administrative Expenses	5,027	3,908	1,119	28.6%
Operating Income	$499	$4,045	$(3,546)	(87.7%)
% of Sales	1.0%	6.8%

			Change
	FY 2021	FY 2020
TOTAL	YTD	YTD	$'s	%
Total Revenue	$124,573	$127,337	$(2,764)	(2.2%)
Total Cost of Revenue	92,425	96,912	(4,487)	(4.6%)
Gross Profit	$32,148	$30,425	$1,723	5.7%
Gross Margin	25.8%	23.9%

Selling, Marketing & Warehouse Expenses	$13,040	$13,166	$(126)	(1.0%)
General and Administrative Expenses	12,547	10,151	2,396	23.6%
Operating Income	$6,501	$7,108	$(607)	(8.5%)
% of Revenue	5.3%	5.6%